Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined and consolidated financial statements have been prepared to provide pro forma information with regard to the acquisition of 14 retail shopping centers located in South Carolina and Georgia (“the Properties”), which Wheeler Real Estate Investment Trust, Inc. and Subsidiaries (“Wheeler REIT” or the “Company”), through WHLR-ACD Acquisition Company, LLC, its majority-owned subsidiary, obtained the right to acquire through a Purchase and Sale Agreement on November 30, 2015. WHLR-ACD Acquisition Company, LLC completed the acquisition on April 12, 2016.

The unaudited pro forma condensed combined and consolidated balance sheet as of December 31, 2015 gives effect to the acquisition of the Properties as if it had occurred on December 31, 2015. The Wheeler REIT column as of December 31, 2015 represents the actual balance sheet presented in the Company’s Annual Report on Form 10-K (“Form 10-K”) filed on March 10, 2016 with the Securities and Exchange Commission (“SEC”) for the year. The pro forma adjustments column includes the preliminary estimated impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed combined and consolidated statement of operations for the Company and the Properties for the year ended December 31, 2015 give effect to the Company's acquisition of the Properties as if it had occurred on January 1, 2015. The Wheeler REIT column for the year ended December 31, 2015 represents the results of operations presented in the Form 10-K filed with the SEC on March 10, 2016, except as disclosed in the following pages. The Properties column includes the full year’s operating activity for the Properties for the year ended December 31, 2015, as the Properties were acquired subsequent to December 31, 2015 and therefore were not included in the Company’s historical financial statements. The pro forma adjustments columns include the impact of purchase accounting and other adjustments for the period presented.

The unaudited pro forma condensed combined and consolidated financial statements have been prepared by the Company's management based upon the historical financial statements of the Company and of the acquired Properties. Since the acquisition transaction closed during the second quarter of 2016, the Properties will be included in the consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 2016, to be filed with the SEC. These pro forma statements may not be indicative of the results that actually would have occurred had the anticipated acquisition been in effect on the dates indicated or which may be obtained in the future.

In management's opinion, all adjustments necessary to reflect the effects of the Properties' acquisition have been made. These unaudited pro forma condensed combined and consolidated financial statements are for informational purposes only and should be read in conjunction with the historical financial statements of the Company, including the related notes thereto, which were filed with the SEC on March 10, 2016 as part of its Form 10-K for the year ended December 31, 2015.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Pro Forma Condensed Combined and Consolidated Balance Sheet
As of December 31, 2015
(unaudited)

	Wheeler	Pro Forma	Pro Forma
	REIT	Adjustments	Consolidated
	(A)	(B)
ASSETS:
Net investment properties	$238,764,631	$58,595,869	$297,360,500
Cash and cash equivalents	11,306,185	—	11,306,185
Tenant and other receivables	3,452,700	—	3,452,700
Goodwill	5,485,823	—	5,485,823
Assets held for sale	1,707,709	—	1,707,709
Above market lease intangible, net	6,517,529	2,942,219	9,459,748
Deferred costs, reserves, intangibles and other assets	46,735,275	12,124,143	58,859,418

Total Assets	$313,969,852	$73,662,231	$387,632,083

LIABILITIES:
Mortgages and other indebtedness	$189,340,456	$69,000,000	$258,340,456
Liabilities associated with assets held for sale	2,007,554	—	2,007,554
Below market lease intangibles	7,721,335	2,662,231	10,383,566
Accounts payable, accrued expenses and other liabilities	7,533,769	—	7,533,769

Total Liabilities	206,603,114	71,662,231	278,265,345

Commitments and contingencies	—	—	—

EQUITY:
Series A preferred stock	452,971	—	452,971
Series B convertible preferred stock	17,085,147	—	17,085,147
Common stock	662,596	—	662,596
Additional paid-in capital	220,370,984	—	220,370,984
Accumulated deficit	(140,306,846)	—	(140,306,846)
Noncontrolling interest	9,101,886	2,000,000	11,101,886

Total Equity	107,366,738	2,000,000	109,366,738

Total Liabilities and Equity	$313,969,852	$73,662,231	$387,632,083

See accompanying notes to unaudited pro forma condensed combined and consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Pro Forma Condensed Combined and Consolidated Statement of Operations
For the Year Ended December 31, 2015
(unaudited)

	Wheeler REIT	Properties	Pro Forma Adjustments		Pro Forma Consolidated

	(A)	(B)	(C)
REVENUES:
Rental revenues	$20,553,870	$6,751,693	$95,171	(1)	$27,400,734
Asset management fees	588,990	—	—		588,990
Commissions	361,984	—	—		361,984
Tenant reimbursements and other income	6,229,361	1,752,195	—		7,981,556

Total Revenues	27,734,205	8,503,888	95,171		36,333,264

OPERATING EXPENSES AND CERTAIN OPERATING
EXPENSES:
Property operating	8,351,456	2,923,607	—		11,275,063
Non-REIT management and leasing services	1,110,705	—	—		1,110,705
Depreciation and amortization	16,882,462	—	3,697,682	(2)	20,580,144
Provision for credit losses	243,029	—	—		243,029
Corporate general & administrative and other	13,480,089	26,089	—		13,506,178

Total Operating Expenses and Certain Operating
Expenses	40,067,741	2,949,696	3,697,682		46,715,119

Operating Income (Loss) and Excess of Acquired
Revenues Over Certain Operating Expenses	(12,333,536)	5,554,192	(3,602,511)		(10,381,855)

Interest expense	(9,043,761)	—	(3,912,300)	(3)	(12,956,061)

Net Income (Loss) from Continuing Operations	(21,377,297)	5,554,192	(7,514,811)		(23,337,916)

Less: Net income (loss) from continuing operations attributable to noncontrolling interests	(1,426,478)	370,624	(802,105)	(4)	(1,857,959)
Net Income (Loss) from Continuing Operations Attributable to Wheeler REIT	$(19,950,819)	$5,183,568	$(6,712,706)		$(21,479,957)

Net (loss) from continuing operations per share:
Basic and diluted	$(0.51)				$(0.55)

Net (loss) from continuing operations per unit:
Basic and diluted	$(0.37)				$(0.39)

Weighted-average outstanding:
Common shares	38,940,463				38,940,463
Common units	3,863,339				4,752,228
Basic and diluted	42,803,802				43,692,691

See accompanying notes to unaudited pro forma condensed combined and consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Notes to Pro Forma Condensed Combined and Consolidated Financial Statements
(unaudited)

Pro Forma Balance Sheet

A.	Reflects the audited consolidated balance sheet of the Company as of December 31, 2015 included in the Company's Form 10-K filed with the SEC on March 10, 2016 .

B.
Represents the estimated pro forma effect of the Company’s $71.0 million acquisition of the Properties, assuming it occurred on December 31, 2015. The Company has initially allocated the purchase price of the acquired Properties to land, building and improvements, identifiable intangible assets and to the acquired liabilities based on their preliminary estimated fair values. Identifiable intangibles include amounts allocated to above/below market leases, the value of in-place leases and customer relationships value, if any. The Company estimated fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends and specific market and economic conditions that may affect the Properties. Factors considered by management in its analysis of estimating the as-if-vacant property value include an estimate of carrying costs during the expected lease-up periods considering market conditions, and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and estimates of lost rentals at market rates during the expected lease-up periods, tenant demand and other economic conditions. Management also estimates costs to execute similar leases including leasing commissions, tenant improvements, legal and other related expenses. Intangibles related to above/below market leases and in-place lease value are recorded as acquired lease intangibles and are amortized as an adjustment to rental revenue or amortization expense, as appropriate, over the remaining terms of the underlying leases.

Pro Forma Statement of Operations

A.
Reflects the audited consolidated statement of operations of the Company for the year ended December 31, 2015 down to the Net Income (Loss) from Continuing Operations line of $(21,377,297). All other amounts properly exclude discontinued operations as reflected in the Company's Form 10-K.

B.	Amounts reflect the audited historical operations of the Properties for the year ended December 31, 2015, unless otherwise noted.

C.	Represents the estimated unaudited pro forma adjustments related to the acquisition for the period presented.

(1)	Represents estimated amortization of above/below market leases which are being amortized on a straight-line basis over the remaining terms of the related leases.

(2)
Represents the estimated depreciation and amortization of the buildings and related improvements, leasing commissions, in place leases and capitalized legal/marketing costs resulting from the preliminary estimated purchase price allocation in accordance with accounting principles generally accepted in the United States of America. The buildings and site improvements are being depreciated on a straight-line basis over their estimated useful lives up to 40 years. The tenant improvements, leasing commissions, in place leases and capitalized legal/marketing costs are being amortized on a straight-line basis over the remaining terms of the related leases.

(3)	Represents expected interest expense on debt used to finance the acquisition, which is expected to accrue interest at a weighted average rate of 5.67% per annum.

(4)
Represents the estimated additional net loss attributed to noncontrolling interests resulting from the increase in the noncontrolling interests ownership percentage relating to the 888,889 common units contributed as part of the acquisition.